Exhibit 21.1

Watson Pharmaceuticals, Inc.

Subsidiaries of the Company

As of February 14, 2012

Name	Jurisdiction of Incorporation	% of Ownership
WATSON DIAGNOSTICS, INC.	Delaware	100%
WATSON LABORATORIES, INC.	Delaware	100%
WATSON LABORATORIES, INC.	Nevada	100%
WATSON LABORATORIES, INC.	New York	100%
WATSON LABORATORIES, INC. — OHIO	New York	100%
WATSON LABORATORIES, LLC	Delaware	100%
CIRCA PHARMACEUTICALS WEST, INC.	California	100%
CIRCASUB, INC.	New York	100%
DEL MAR INDEMNITY COMPANY, INC	Hawaiian captive insurance corporation	100%
MAKOFF R&D LABORATORIES, INC.	California	100%
R&D PHARMACEUTICALS, INC	California	100%
R&D RESEARCH AND DEVELOPMENT CORPORATION	California	100%
R&D FERRLECIT CAPITAL RESOURCES, INC.	California	100%
R&D NEW MEDIA SERVICES, INC.	California	100%
NATRAPAC, INC.	Utah	100%
ROYCE LABORATORIES, INC.	Florida	100%
ROYCE RESEARCH GROUP, INC.	Florida	100%
RUGBY LABORATORIES, INC.	New York	100%
THE RUGBY GROUP, INC.	New York	100%
WATSON MANUFACTURING SERVICES, INC.	Delaware	100%
WATSON PHARMA, INC.	Delaware	100%
WATSON LABORATORIES, INC.	Connecticut	100%
WATSON LABORATORIES, INC. — ARIZONA	Delaware	100%
MARSAM PHARMACEUTICALS, LLC	Delaware	100%
MSI, INC.	Delaware	100%
SCHEIN PHARMACEUTICAL INTERNATIONAL, INC.	Delaware	100%
WATSON PHARMACEUTICALS (NEW JERSEY), INC.	Delaware	100%
COVENTRY ACQUISITION, LLC	Delaware	100%
ANDA, INC.	Florida	100%
ANDA MARKETING, INC.	Florida	100%
ANDA PHARMACEUTICALS, INC.	Florida	100%
ANDA VETERINARY SUPPLY, INC.	Florida	100%
ANDRX LABORATORIES (NJ), INC.	Delaware	100%
ANDRX CORPORATION	Delaware	100%
ANDRX LABS, LLC	Delaware	100%
WATSON MANAGEMENT CORPORATION	Florida	100%
ANDRX PHARMACEUTICALS EQUIPMENT #1, LLC	Florida	100%
WATSON LABORATORIES, INC. — FLORIDA	Florida	100%
ANDRX PHARMACEUTICALS, LLC	Delaware	100%
ANDRX PHARMACEUTICALS (MASS), INC.	Florida	100%
ANDRX PHARMACEUTICALS (NC), INC.	Florida	100%
ANDRX PHARMACEUTICALS (NC) EQUIPMENT, LLC	Delaware	100%

Name	Jurisdiction of Incorporation	% of Ownership
ANDRX PHARMACEUTICALS SALES AND MARKETING, INC.	Florida	100%
ANDRX SOUTH CAROLINA I, INC.	South Carolina	100%
WATSON THERAPEUTICS, INC.	Florida	100%
CYBEAR, LLC	Delaware	100%
RXAPS, INC.	Florida	100%
SR SIX, INC.	Florida	100%
VALMED PHARMACEUTICAL, INC.	New York	100%
COBALT LABORATORIES, LLC	Delaware	100%
WATSON COBALT HOLDINGS, LLC	Delaware	100%
Actavis US Holding LLC	Delaware	100%
Actavis LLC	Delaware	100%
Actavis South Atlantic LLC	Delaware	100%
Actavis Elizabeth LLC	Delaware	100%
Actavis Kadian LLC	Delaware	100%
Actavis Mid Atlantic LLC	Delaware	100%
Actavis Totowa LLC	Delaware	100%
Watson Pharma Pty Ltd.	Australia	100%
Spirit Pharmaceuticals Pty, Ltd.	Australia	100%
Willow Pharmaceuticals Pty Ltd.	Australia	100%
Ascent Pharmahealth Ltd.	Australia	100%
Ascent Australia Pty Ltd.	Australia	100%
Ascent Pharmaceuticals Ltd.	Australia	100%
Ascent Pharma Pty Ltd.	Australia	100%
Eremad Pty Ltd.	Australia	100%
SC Pharma Pty Ltd	Australia	25%
Actavis Australia Pty Limited	Australia	100%
Actavis GmbH	Austria	100%
Uteron Pharma SA	Belgium	100%
Uteron Pharma Technologies SA	Belgium	100%
Uteron Pharma Operations SA	Belgium	100%
Estetra SA	Belgium	100%
Odysee Pharma SA	Belgium	100%
Femalon SA	Belgium	100%
Schein Pharmaceutical (Bermuda) LTD	Bermuda	100%
Arrow Farmaceutica Ltda	Brazil	100%
Actavis Do Brasil Servicos EM Marketing LTDA.	Brazil	100%
Watson Pharmaceuticals (Asia) Ltd.	British Virgin Island	100%
Watson Pharmaceuticals (China) Ltd.	British Virgin Island	100%
Watson Pharmaceuticals International, Ltd.	British Virgin Island	100%
WP Holdings Limited	British Virgin Island	100%
Seekers Investment Ltd	British Virgin Islands	100%
Soosysoo Ltd.	British Virgin Islands	50%
Actavis EAD	Bulgaria	100%
Actavis Operations EOOD	Bulgaria	100%
Balkanpharma Dupnitsa AD	Bulgaria	97.8%
Balkanpharma Security EOOD	Bulgaria	100%
Balkanpharma Troyan AD	Bulgaria	98.35%
Opening Pharma Bulgaria EOOD	Bulgaria	100%
3242038 Nova Scotia Company	Canada	100%
ABRI Pharmaceuticals Company	Canada	100%
Arrow OTC Company	Canada	100%
Arrow Pharmaceuticals Company	Canada	100%
Cobalt Pharmaceuticals Company	Canada	100%
Watson Pharma Company	Canada	100%
Changzhou Watson Pharmaceuticals Co., Ltd.	China	100%
Marrow Pharmaceuticals Research & Development Co. Ltd.	China	50%
Med All Enterprise Consulting (Shanghai) Co Ltd	China	100%
Actavis (Foshan) Pharmaceutical Co., Limited	China	100%
Paomar Plc	Cyprus	100%
Actavis (Cyprus) Limited	Cyprus	100%
Balkanpharma Healthcare International (Cyprus) Limited	Cyprus	100%
Actavis CZ a.s.	Czech Republic	100%
Arrow ApS	Denmark	100%
Arrow Group ApS	Denmark	100%
Arrow Pharma ApS	Denmark	100%
Actavis A/S	Denmark	100%
Actavis Nordic A/S	Denmark	100%
Colotech A/S	Denmark	100%
Medis-Danmark A/S (in liquidation)	Denmark	100%

Actavis OY	Finland	100%
Arrow Generiques SAS	France	100%
Actavis France SAS	France	100%
Medis Pharma France SAS	France	100%
Opening Pharma France SAS	France	100%
Fondation d´Entreprise Actavis France	France	100%
Juta Pharma GmbH	Germany	100%
Key Pharma GmbH	Germany	100%
Actavis Deutschland GmbH & Co. KG	Germany	100%
Actavis Holding Germany GmbH	Germany	100%
Actavis Management GmbH	Germany	100%
Medis Pharma GmbH	Germany	100%
Alet Pharmaceuticals Industrial and Commercial Societe Anonyme	Greece	100%
Specifar Commercial Industrial Pharmaceutical, Chemical and Construction Exploitations Societe Anonyme	Greece	100%
Arrow Pharma (HK) Limited	Hong Kong	100%
Ascent Pharmahealth Hong Kong Ltd.	Hong Kong	100%
Actavis (China) Holding Limited	Hong Kong	100%
Actavis Hungary Kft.	Hungary	100%
Actavis Group ehf.	Iceland	100%
Actavis Group PTC ehf	Iceland	100%
Actavis ehf.	Iceland	100%
Medis ehf.	Iceland	100%
Actavis Pharma Holding 4 ehf.	Iceland	100%
Actavis eignarhaldsfélag ehf.	Iceland	100%
Actavis Pharma Holding 5 ehf.	Iceland	100%
Watson Pharma Private Limited	India	100%
Actavis Pharma Development Centre Private Limited	India	100%
Actavis Pharma Private Limited	India	100%
Actavis Pharma Manufacturing Pvt.Ltd	India	100%
Lotus Laboratories Pvt. Limited	India	100%
PT Actavis Indonesia	Indonesia	100%
Breathe Pharmaceutical Ltd.	Ireland	100%
Nicobrand Limited	Ireland	100%
Actavis Ireland Limited	Ireland	100%
Actavis Isle of Man Limited 0	Isle of Man	100%
Arrow Blue Ltd	Israel	50.1%
Actavis Italy S.p.A. A Socio Unico	Italy	100%
Actavis ASKA K.K.	Japan	45%
Actavis K.K.	Japan	100%
Arrow Pharmaceuticals KK	Japan	80%
UAB Actavis Baltics	Lithuania	100%
Watson Pharma 2 S.a.r.l.	Luxembourg	100%
Watson Pharma Holding S.a.r.l.	Luxembourg	100%
Watson Pharma S.a.r.l.	Luxembourg	100%
Actavis S.à r.l.	Luxembourg	100%
Ascent Pharmahealth Malaysia Sdn Bhd	Malaysia	100%
Arrow International, Ltd	Malta	100%
Arrow Laboratories, Ltd.	Malta	100%
Arrow Pharm (Malta), Ltd	Malta	100%
Arrow Pharmaceuticals Holdings, Ltd.	Malta	100%
Arrow Supplies, Ltd.	Malta	100%
Little John Ltd.	Malta	100%
Marrow Holdings, Ltd.	Malta	100%
Robin Hood Holdings, Ltd.	Malta	100%
Actavis Export International Limited	Malta	100%

Actavis International Limited	Malta	100%
Actavis Limited	Malta	100%
Actavis Malta Ltd	Malta	100%
Watson Laboratories S. de R.L.de C.V.	Mexico	100%
Watson Pharmaceuticals Services S. de R.L.de C.V.	Mexico	100%
Actavis S de RL de CV	Mexico	100%
ArrowCobalt de Mexico S.A. de C.V.	Mexico	90%
Arrow Pharma Holdings BV	Netherlands	100%
Gaja Investments BV (HC value in Juta)	Netherlands	100%
Spirit Pharmaceuticals NZ (Pty) Ltd	New Zealand	90%
Arrow Pharmaceuticals (NZ) Ltd.	New Zealand	100%
Arrow Pharma A/S	Norway	100%
Actavis Norway AS	Norway	100%
Actavis Polska Sp. z o.o.	Poland	100%
Biovena Pharma Sp. z o.o.	Poland	100%
Arrow Poland SA	Poland	100%
Arrowblue Produtos Farmaceuticos SA	Portugal	100%
Anda Puerto Rico, Inc.	Puerto Rico	100%
Actavis Srl	Romania	100%
Sindan Pharma Srl	Romania	100%
Sindan Foundation	Romania	100%
LLC Actavis	Russia	100%
ZIO Zdorovie CJSC	Russia	51%
Open Pharma LLC	Russian Federation	100%
Zdravlje AD	Serbia	94.58%
Zdravlje Trade d.o.o.	Serbia	100%
Actavis d.o.o. Belgrade	Serbia	100%
Ascent Pharmahealth Asia Pte Ltd.	Singapore	100%
Drug Houses of Australia Pte Ltd.	Singapore	100%
Actavis Asia Pacific Private Limited	Singapore	100%
Actavis s.r.o.	Slovak Republic	100%
Arrow Pharma d.o.o.	Slovenia	100%
Watson Pharma No 1 (Pty) Ltd.	South Africa	100%
Arrow Pharma Tender (Pty) Ltd.	South Africa	100%
Imbani Pharmaceuticals (Pty) Ltd.	South Africa	49%
Makewhey Products (Pty) Ltd	South Africa	100%
Pharmascript Pharmaceutical Ltd.	South Africa	60%
Referralnet (Pty) Ltd.	South Africa	100%
Watson Pharma (Pty) Ltd.	South Africa	100%
Watson Pharma Holdings (Pty) Ltd.	South Africa	100%

Scriptpharm Marketing (Pty) Ltd.	South Africa	100%
Scriptpharm Risk Management (Pty) Ltd.	South Africa	100%
Spear Pharmaceuticals (Pty) Ltd.	South Africa	100%
Zelphy 1308 (Pty) Ltd.	South Africa	100%
Actavis Spain S.A.	Spain	100%
Arrow Lakemedel AB	Sweden	100%
Arrow Scandinavia AB	Sweden	100%
Recept Pharma RP AB	Sweden	100%
Actavis AB	Sweden	100%
Actavis Holding AB	Sweden	100%
Actavis Switzerland AG	Switzerland	100%
Oncopharma AG	Switzerland	100%
Actavis Bioton GmbH	Switzerland	50%
International Generics Company Ltd.	Taiwan	100%
Actavis B.V.	The Netherlands	100%
Actavis Dutch Holding B.V.	The Netherlands	100%
Actavis Holding Asia B.V.	The Netherlands	100%
Actavis Holding B.V.	The Netherlands	100%
Actavis Holding CEE B.V.	The Netherlands	100%
Actavis Holding NWE B.V.	The Netherlands	100%
GM Invest BV	The Netherlands	100%
PharmaPack International B.V.	The Netherlands	100%
Arrow Saglik Urunleri Pazarlama Ticaret Ltd. Sti.	Turkey	80%
Actavis Istanbul Ilac Sanayi Ve Ticaret Limited Sirketi	Turkey	100%
Actavis İlaclari Anonim Şirketi [per se]	Turkey	100%
Arrow Generics, Ltd.	UK	100%
Arrow No 7 Ltd	UK	100%
Bowmed Ltd	UK	100%
Breath Ltd	UK	100%
Cairnstores Ltd	UK	100%
Eden Biodesign Ltd.	UK	100%
Eden Biopharm Ltd.	UK	100%
Eden Biopharma Group Ltd.	UK	100%
PB North America Ltd.	UK	50%
Selamine Ltd	UK	100%
Actavis Ukraine LLC	Ukraine	100%
Actavis (MEEA) FZE	United Arab Emirates	100%
Actavis Holdings UK Limited	United Kingdom	100%
Actavis UK Limited	United Kingdom	100%
Actavis Holdings UK II Limited	United Kingdom	100%